UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 2, 2007, VCG Holding Corp., a Colorado corporation (the “Company”), completed the sale of 3,000,000 shares of unregistered common stock in a private placement transaction for $7.10 per share for gross proceeds to the Company of $21,300,000. The shares sold in the private placement represent 17.1% of the outstanding common stock of the Company on the closing date of the transaction (the “Closing Date”). The Company did not engage a placement agent in connection with the private placement. The proceeds from the offering will be used to fund acquisitions of additional nightclubs as part of the Company’s strategic plan. The Company agreed to prepare and file, at its own expense, a registration statement under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) to register the resale of the common stock issued in the private placement through the American Stock Exchange. The Company agreed to cause the registration statement to be filed with the SEC within thirty (30) days from the Closing Date and to become effective within ninety (90) days from the Closing Date or, if earlier, within five (5) business days of SEC clearance to request acceleration of effectiveness of the registration statement. The Company also agreed to maintain the effectiveness of the registration statement or any post-effective amendment thereto until the earlier of (i) the date that all of the shares of common stock have been sold pursuant to the registration statement, (ii) the date that all of the shares of common stock have been otherwise transferred to persons who may trade such shares without restriction under the Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) the date that all of the shares of common stock may be sold without volume or manner of sale limitations pursuant to Rule 144(k) under the Act or any similar provision then in effect under the Act (the “Effectiveness Period”). In the event that (i) the registration statement is not declared effective by the SEC within the earlier of ninety (90) days from the closing date of the private placement or five (5) business days of clearance by the SEC to request effectiveness or (ii) the registration statement is not maintained as effective by the Company during the Effectiveness Period, then the Company will pay the investors (pro rated on a daily basis), as compensation for such failure and not as a penalty, one-half percent (0.5%) of the purchase price of the common stock purchased from the Company and then held by the investors for each month (or portion thereof) until the registration statement is effective; provided, however, that in the event the SEC does not declare the registration statement effective within ninety (90) days from the Closing Date of the private placement and the basis for the SEC’s refusal to declare the registration statement effective is limitations imposed by Rule 415 of the Act, the Company shall use its reasonable best efforts to register as many shares of common stock as is practicable in as short a period of time as is practicable and, in such event, the Company shall not be required to pay the liquidated damages described above.

The offer and sale of the common stock was made pursuant to exemptions from the registration requirements of the Act and Rule 506 of Regulation D promulgated thereunder. All of the offers and sales of the common stock were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering insofar as the purchasers in the private placement purchased the securities for their own account and not with a view towards or for resale in connection with their distribution.. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

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Item 8.01	Other Events

On February 2, 2007, the Company issued a press release reporting the consummation of the private placement of unregistered shares of common stock described above. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release of VCG Holding Corp. dated February 2, 2007.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: February 8, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer

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